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EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Trans Financial Bancorp, Inc.:

        We consent to incorporation by reference in the Registration Statement No.33-53960 on Form S-8 of our report dated March 11, 1994, relating to the statements of net assets available for benefits of the Trans Financial
Bancorp Savings Investment Plan as of December 31, 1993 and 1992 and the related statements of changes in net assets available for benefits for the years then ended, which report appears in the December 31, 1993 annual report on Form 11-K of the Trans Financial Bancorp Savings Investment Plan.


                                          KPMG Peat Marwick

Louisville, Kentucky
March 31, 1994



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